UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2018

AMERICAN INTERNATIONAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11222 Richmond Avenue, Suite 195, Houston, Texas 77082
(Address of principal executive offices)(Zip Code)

601 Cien Street, Suite 235, Kemah, Texas 77565-3077
(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2018, the Company borrowed $100,000 from Mr. Daniel Dror, the former director, President and Chief Executive Officer of the Company, which loan has a term of one year and accrues interest at the rate of 3% per annum, until paid in full by the Company.

Item 3.02 Unregistered Sales of Equity Securities.

In May 2018, American International Holdings Corp. (the “Company”, “we” and “us”) sold an aggregate of 66,000 shares of restricted common stock to three investors in private transactions at $0.50 per share ($33,000 in aggregate).

On May 31, 2018, the Company agreed to issue (a) 4,300,000 shares of restricted common stock to Mr. Daniel Dror (a consultant to the Company after the resignations described below); (b) 3,800,000 shares of restricted common stock to Mr. Robert Holden (who was appointed President, Chief Executive Officer and Director of the Company, as discussed below); (c) 750,000 shares of restricted common stock to Mr. Everett Bassie (who was appointed as Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors of the Company, as discussed below); (d) 750,000 shares of restricted common stock to Mr. Winfred Fields (a consultant to the Company); and (e) 500,000 shares of restricted common stock to Mr. Charles R. Zeller (a Director of the Company), each in consideration for services rendered to the Company (collectively, the “Shares”).

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder in connection with the issuances of the shares described above and the Shares, since the foregoing issuances did not involve a public offering, the recipients were (a) “accredited investors”, and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As a result of the issuances described above in Item 3.02, a change of control of the Company occurred.

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our current executive officers, significant employees and directors as a group, as of May 31, 2018.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (SEC) and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of May 31, 2018, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial ownership as set forth below is based on our review of our record shareholders list and public ownership reports filed by certain shareholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the shareholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 11222 Richmond Avenue, Suite 195, Houston, Texas 77082. As of May 31, 2018, we had 10,912,945 outstanding shares of common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage
Officers and Directors
Robert Holden	3,800,000	34.8%
Everett Bassie	750,000	6.9%
Charles R. Zeller	500,000	4.6%
All officers and directors as a group (3 persons)	5,050,000	46.3%

Greater than 5% Shareholders
Daniel Dror (1)	4,300,000	39.4%

(1) Address 601 Cien Street, Suite 235, Kemah, Texas 77565-3077.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 31, 2018, the Company’s then President, CEO and director, Mr. Daniel Dror, resigned from the Company. Such Resignation was not in connection with a disagreement with the Company or in connection with any matter relating to the Company’s operations, policies or practices.

Effective immediately after the resignation of Mr. Dror, the sole director of the Company (Mr. Charles R. Zeller) appointed Mr. Everett Bassie as a member of the Board of Directors to fill the vacancy created by the resignation of Mr. Dror and Mr. Robert Holden to fill the additional vacancy created on the Board.

Additionally, the Board of Directors then consisting of Mr. Zeller, Mr. Bassie, and Mr. Holden, appointed Robert Holden as the President and Chief Executive Officer of the Company and Mr. Bassie as the Company’s Chief Financial Officer, Secretary and Treasurer.

Mr. Bassie and Mr. Holden are not parties to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Bassie or Mr. Holden and any other person pursuant to which either was selected to serve as a director or officer of the Company, nor is Mr. Bassie or Mr. Holden a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The biographical information of Mr. Bassie and Mr. Holden is included below.

Mr. Everett Bassie, age 65, founded Bassie & Co., a certified public accounting firm located in Houston, Texas in October 1991. Bassie & Co. was involved in all aspects of accounting. Mr. Bassie closed Bassie & Co. during the second quarter of 2010. Since the closing of Bassie & Co., Mr. Bassie has performed consulting services in connection with tax, accounting and pubic company accounting advisory services. Prior to forming Bassie & Co., Mr. Bassie was a senior audit manager in the Houston office of KPMG Peat Marwick.  Mr. Bassie worked for KPMG Peat Marwick from June 1981 to October 1991.

Mr. Bassie holds a Masters in Business Administration from the University of Houston Clear Lake City and a Bachelors of Science in accounting from Florida A& M University.

Mr. Robert Holden, age 35, served as Vice President of Digital Marketing at Lead Vision Media LLC., in Oklahoma City, Oklahoma from December 2016 to May 2018.  Mr. Holden also spent several years (September 2012 to October 2016) at Mobile Display Genius, where he held a variety of management roles, ultimately serving as the company’s Chief Marketing Officer, and leading a successful effort to streamline operations, strengthen profit and drive growth. Mr. Holden joined Whitefence.com in 2009 (acquired by Allconnect.com) where he was responsible for all digital and affiliate marketing opportunities for the company through February 2014. Mr. Holden graduated with an Electrical Engineering degree in 2005, from Prairie View A&M University, in Prairie View, Texas.

Item 8.01 Other Events.

Effective on May 31, 2018, the Company moved its principal business address to 11222 Richmond Avenue, Suite 195, Houston, Texas 77082.  There is no current lease in place and the Company is currently utilizing existing space of the Company’s Chief Financial Officer.

Effective on May 31, 2018, American International Industries, Inc., the Company’s majority stockholder, wrote-off and released the Company from any obligation in connection with an aggregate of $31,996 which was then owed by the Company to American International Industries, Inc.

Moving forward the Company plans to operate under the d/b/a Digital Marketing Interactive and change its business focus to digital marketing – i.e., to a technology company leveraging social media marketing, search marketing platforms, strategic partnerships, and big data to drive business to consumer lead generation.

On June 5, 2018, the Company filed a press release disclosing certain of the information summarized in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1*	Press Release dated June 5, 2018

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Date: June 5, 2018	By:	/s/ Robert Holden
Robert Holden
Chief Executive Officer

Exhibit Number	Description of Exhibit
99.1*	Press Release dated June 5, 2018

*Furnished herewith.